                                                                    Exhibit 3.24

                              FABRENE GROUP, INC.
                              -------------------

                                 BY-LAW NO. 1

                    being a by-law to regulate the affairs
                                of the Company


                                 ARTICLE NO. I

                                    OFFICES
                                    -------

The registered office of the Company shall be located at the City of Charlottetown in Queens County in the Province of Prince Edward Island. The Company may also have an office or offices at such other place or places as the Board of Directors may, from time to time, determine or the business of the Company may require.


                                ARTICLE NO. II

                           MEETINGS OF SHAREHOLDERS
                           ------------------------

Annual

SECTION 1. The annual meeting of the shareholders of the Company shall be held at the head office of the Company or such other place within the Province of Prince Edward Island as the Directors may determine on such day in each year as the Directors or the President shall, from time to time, determine for the purpose of electing directors, appointing auditors for the ensuing year and for the transaction of all such other business as may properly be brought before the meeting.

Special General

SECTION 2. Special general meetings of the shareholders of the Company may be called by the shareholders under and pursuant to the provisions of the Companies Act in that behalf or by order of the President, or a Vice-President or by resolution of the Board of Directors and, subject to the provisions of the Companies Act, Letters Patent or Supplementary Letters Patent issued to the Company, any such meeting shall be held at such place and at such time as shall be fixed by the President, such Vice-President or the Board of Directors.

Notice

SECTION 3. Notice of any meeting of the shareholders of the Company shall state the time and place of the meeting and the general business to be transacted thereat and shall be delivered, mailed, telegraphed, cabled, telexed or otherwise communicated by electronic means that produces a written copy at least forty-eight hours prior to the date fixed for the holding of such meeting to each shareholder of record on the books of the Company at the close of business on the day such notice is given, at the last address of such shareholder appearing on the books of the Company.

Waiver of Notice

          Any meeting of the shareholders of the Company may be held without notice to transact any business whatsoever if all the shareholders by an instrument or instruments in writing (whether signed before, at or after the meeting) waive all notice of such meeting and of the business transacted or to be transacted thereat.

          The Company may accept and act upon the written waiver of notice of any meeting of the shareholders and of the business transacted or to be transacted at any meeting, or any irregularity in or insufficiency of any such notice, and any such waiver signed by a shareholder or the duly appointed proxy of any such shareholder (whether signed before, at or after the meeting) shall be as effective as due notice of such meeting to such shareholder.

          The accidental omission to give notice of any meeting or the non-receipt of such notice by a shareholder or shareholders shall not invalidate any resolution passed or business done at any such meeting.

Quorum

SECTION 4. Two shareholders present in person, representing in person or by proxy a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote shall constitute a quorum for the transaction of business at any meeting of the shareholders of the Company. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat may adjourn such meeting from time to time and if a quorum be represented at any such adjourned meeting any business can be transacted thereat which could have been transacted at the meeting as originally called.

          Where the Company has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented, constitutes a meeting.

Vote and Proxy

SECTION 5. Each shareholder may vote at any meeting either in person or by proxy and shall be entitled to one vote for each share of the capital stock of the Company then conferring voting rights standing in his or her name on the books of the Company. A company or corporation entitled to vote may do so by any person authorized to act as its representative for such purpose.

Joint Registered Holders

          Where there are joint registered holders of any share or shares, any one of such holders may vote at any meeting either personally or by proxy in respect of such share or shares as if such holder were solely entitled thereto, and if more than one of such holders be present at any meeting personally or by proxy that one of the said holders so present whose name stands first in the books of the Company or before the other or others in the books of the Company in respect of such share or shares shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased shareholder in whose name any share or shares stand on the books of the Company shall for the purposes of this paragraph be deemed joint holders thereof.

          A person may be designated as proxy for a shareholder, notwithstanding that such person is not a shareholder of the Company.


                                ARTICLE NO. III

                                   DIRECTORS
                                   ---------

SECTION 1. The affairs of the Company shall be managed by a Board of a minimum of One (1) Director and a maximum of Seven (7) Directors, as shall be determined annually by the shareholders.

Election

SECTION 2. Such Board shall be elected, save as hereinafter provided, by the shareholders at the annual meeting of the Company (or, in default of election at such meeting, then at a special general meeting called for such purpose) and shall hold office (subject to the provisions of Section 3 of this Article) until the next annual meeting and/or until their successors are elected.

Ballot

          Such election need not be by ballot unless demanded.

SECTION 3. The shareholders may at any time and from time to time by the affirmative vote of the holders of three-fifths in number of shares of the capital stock of the Company then conferring voting rights present in person or represented by proxy at a special general meeting called for the purpose, remove from office all or any of the Directors then in office and may elect a new Director or Directors to fill the vacancy or vacancies caused by such removal.

SECTION 4. In the event of any vacancy in the Board of Directors occurring by reason of the death or resignation of any Director or by reason of any increase in the number of the Board of Directors under the provisions of the Companies Act or by reason of any other cause except removal by the shareholders are provided in Section 3 of this Article, the Directors then in office, provided that they constitute a quorum, shall have power by resolution to fill the vacancy by appointment of a Director to hold office until the next succeeding annual meeting of shareholders and/or until his successor shall have been elected or appointed.

Quorum

SECTION 5. A majority of the Directors then in office shall form a quorum for the transaction of business at any meeting of the Board of Directors. Where the Company has only one Director, the Director present in person, constitutes a meeting.

Vote

          A majority vote of the Directors present shall carry and in the case of an equality of votes the presiding officer shall have the casting vote in addition to his ordinary vote.

Meetings

SECTION 6. Meetings of the Board of Directors may be called by order of the President or a Vice-President at such time and place within the Province of Prince Edward Island or elsewhere as the President or Vice-President may determine.

Notice

SECTION 7. Notice of the holding of any meeting of the Board of Directors shall be given by telephone, telegraph, cable, delivery or otherwise communicated by electronic means that produces a written copy at least twenty-four (24) hours prior to time fixed for such meeting, provided, however, that no notice need be given to any Director personally present at any meeting and that a written waiver of notice of any meeting or of the purposes of the meeting (whether signed before, at or after the meeting) shall be effective as due notice of that meeting. No notice need be given if there is only one Director of the Company. At the first meeting of the Board of Directors after election at the annual meeting or at any meetings at which a Director or Directors has or have been elected to fill a vacancy or vacancies on the Board, no notice of such meeting shall be necessary to the newly elected Director or Directors, as the case may be, in order to legally constitute the meeting.

Dividends

SECTION 8. The Board of Directors may from time to time declare and provide for the payment of dividends out of the profits or surplus funds of the company, provided, however, that no dividend shall be declared when the Company is insolvent or which renders the Company insolvent or which will impair the capital of the Company.

Remuneration

SECTION 9. The Board of Directors shall have power by resolution to fix the salary and remuneration of any and all officers of the Company and shall have powers to fix and provide for the remuneration of the Directors from time to time.

Protection of Directors and Officers

SECTION 10. No director or officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipts or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by the order of the Board for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys arising from the bankruptcy, insolvency or tortious act of any person with whom any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own dishonesty.

Indemnity of Directors and Officers

SECTION 11. Every director or officer of the Company and his heirs, executors and administrators and estate and effects respectively shall, from time to time, and at all times, be indemnified and saved harmless out of the funds of the Company, from and against:

(a) All costs, charges and expenses whatsoever which such director or officer sustains or incurs in or about any action, suit or proceeding which is brought, commenced or prosecuted against him, for or in respect of any act, deed, matter or thing whatsoever, made, done or permitted by him, in or about the execution of the duties of his office.

(b) All other costs, charges and expenses which he sustains or incurs in or about or in relation to the affairs thereof except such costs, charges or expenses as are occasioned by his own willful neglect or default.


                                  ARTICLE IV

                                   OFFICERS
                                   --------

President and Vice-President

SECTION 1. At the first meeting of the Board of Directors after their election, the Directors shall elect from amongst themselves a President and, if deemed advisable, one or more Vice-Presidents who shall hold office until their respective successors are elected. The Board of Directors may from time to time remove all or any of such officers.

Other Officers

SECTION 2. The Board of Directors shall appoint a Secretary and a Treasurer and may appoint one or more Assistant-Secretaries and/or Assistant-Treasurers and a General Manager and/or such other officers, agents or attorneys as may be desired or may combine any of the offices and may remove all or any of such officers, agents or attorneys from time to time. All officers so appointed shall, subject to any contract of employment, hold office during the pleasure of the Board. No such officer, agent or attorney appointed by the Board of Directors need be a shareholder of the Company.

SECTION 3. Any two offices (except the office of President and Vice-President) may be held by the same person.

Duties of President

SECTION 4. The President shall, subject to the control of the Board of Directors, have the general charge and control of the business and affairs of the Company and of the work and management of the property thereof and may make and enter into all contracts necessary or proper for the transaction of the business of the Company.

Duties of Vice-President

SECTION 5. The Vice-President, or, if there be more than one Vice-President, the Vice-President designated by the Board of Directors for that purpose, shall, in the absence or inability to act of the President, perform all the duties and have all the authority vested in the President by the by-laws of the Company and the Companies Act.

Presiding Officer

SECTION 6. The President shall preside at all meetings of the shareholders and of the Board of Directors of the Company. In the absence of the President from any such meeting, the Vice-President (or, if there be more than one Vice-President present, the Vice-President designated by the meeting then being held) shall preside thereat. In the absence of the President and all Vice-Presidents from any such meeting a Director designated by the meeting shall president thereat.

Duties of Secretary

SECTION 7. The Secretary shall be custodian of the Seal of the Company and shall, except as the Directors may otherwise determine, have charge of all the books and records of the Company; he shall, under the direction of the officers or the Board of Directors as in this by-law provided, issue all notices and call all meetings of the shareholders and of the Board of Directors; he shall attend all such meetings; and he shall also keep or cause to be kept a set of books wherein shall be recorded:

Books

(a) a copy of the Letters Patent and of any Supplementary Letters Patent issued to the Company and of all by-laws of the Company;

(b) the names, alphabetically arranged, of all persons who are and have been shareholders of the Company;

(c) the address and calling of every such person, while such a shareholder, as far as can be ascertained;

(d) the names, addresses and calling of all persons who are or have been Directors of the Company, with the several dates at which each became or ceased to be such Director;

(e)  the number of shares of each class held by each shareholder;

(f) the amounts paid in and remaining unpaid, respectively, on the shares of each shareholder.

The Secretary shall also attend to such other duties as may be assigned to him by the Board of Directors from time to time.

Duties of Treasurer

SECTION 8. The Treasurer shall, except as the Directors may otherwise determine, have charge of all moneys and securities of the Company and shall keep full and accurate accounts of all receipts and disbursements and shall attend to such other duties as may be assigned to him by the Board of Directors from time to time.

Duties of other Officers

SECTION 9. All other officers of the Company shall perform such duties as are incident to their respective offices, and such other duties as shall from time to time be assigned to them by the President or the Board of Directors.


                                 ARTICLE NO. V

                            EXECUTION OF DOCUMENTS
                            ----------------------

Execution of Cheques

SECTION 1. All cheques, bills, notes, acceptances and orders from the payment of money to be signed, drawn, accepted or endorsed by or on behalf of the Company, shall be signed, drawn, accepted or endorsed by such person or persons and in such manner as the Board of Directors may from time to time by resolution provide.

Documents Under Seal

SECTION 2. All contracts, deeds and other documents and instruments to which the Seal of the Company must be affixed may be signed by or on behalf of the Company by the President or a Vice-President and by the Secretary or the Treasurer, or an Assistant-Secretary or an Assistant-Treasurer (or, in the absence or inability to act of all of these officers, by a Director), or by any person or persons that the Board of Directors may from time to time designate, and, when so signed and sealed with the Seal of the Company and delivered, shall be received as the act of the Company.

SECTION 3. Copies of by-laws, resolutions or other proceedings of the Board of Directors or shareholders of the Company may be certified under the Corporate Seal of the Company by the Secretary or an Assistant-Secretary or by any other officer of the Company appointed to perform this duty by the Board of Directors.

Other Documents

SECTION 4. All other contracts, agreements, engagements or instruments may be signed by or on behalf of the Company by such officer, Director, agent or attorney as the Board of Directors may from time to time by resolution appoint to perform such duties.


                                ARTICLE NO. VI

                                    SHARES
                                    ------

Allotment

SECTION 1. Shares in the capital stock of the Company not allotted by the Letters Patent or any Supplementary Letters Patent, shall be under control of the Board of Directors who may allot or otherwise dispose of the same at such time, on such terms and conditions and to such person or class of persons as the Directors may from time to time by resolution determine.

Replacement of Share Certificates

SECTION 2. If any certificate be worn out or defaced upon surrender thereof, the Board of Directors may order the same to be cancelled, and upon the fulfillment of such conditions as the Board of Directors may determine, may issue a new certificate in lieu thereof.

          If any certificate be lost or destroyed, the Board of Directors, upon the loss or destruction being established to their satisfaction, and upon such indemnity being given to the Company as the Board shall require and upon the fulfillment of such other conditions as the Board may determine, may issue a new certificate in lieu thereof.


                                ARTICLE NO. VII

                                  FISCAL YEAR
                                  -----------

The financial year of the Company shall terminate on such day in each year as the Board of Directors may from time to time by resolution determine.


ENACTED by the Board of Directors this 10th day of May, 1996.


                                  /S/ JERRY ZUCKER
                                  ---------------------------------------------
                                  President


                                  /S/ PETER C. BOURGEOIS
                                  ---------------------------------------------
                                  Secretary


CONFIRMED by the Shareholders in accordance with the Companies Act (P.E.I.) this 10th day of May, 1996.


                                  /S/ PETER C. BOURGEOIS
                                  ---------------------------------------------
                                  Secretary

                              FABRENE GROUP, INC.
                              -------------------

                                  BY-LAW NO. 2

                        being a General Borrowing By-Law


     1. The Directors may and they are hereby authorized from time to time, to:

     (a)  Borrower money upon the credit of the Company;

     (b)  Limit or increase the amount to be borrowed;

     (c) Issue bonds, debentures, debenture stock or other securities of the Company;

     (d) Pledge or sell such bonds, debentures, debenture stock or other securities for such sums and at such prices as may be deemed expedient;

     (e) Mortgage, hypothecate, charge or pledge all or any of the real or personal property, undertaking and rights of the Company, to secure any such bonds, debentures, debenture stock or any other liability of the Company;

     2. The Directors may from time to time by resolution delegate to the President and the Secretary or to any two officers of the Company (including the President or the Secretary) all or any of the powers conferred on the Directors through paragraph 1 of this by-law to the full extent thereof or such lesser extent as the Directors may in any such resolution provide.

     3. The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the Company possessed by its Directors or officers independently of a borrowing by-law.

          ENACTED by the Board of Directors this 10th day of May, 1996.


                                  /S/ JERRY ZUCKER
                                  ---------------------------------------------
                                  President

                                  /S/ PETER C. BOURGEOIS
                                  ---------------------------------------------
                                  Secretary


          CONFIRMED by the Shareholders in accordance with the Companies Act (P.E.I.) this 10th day of May, 1996.

                                  /S/ PETER C. BOURGEOIS
                                  ---------------------------------------------
                                  Secretary

                              FABRENE GROUP, INC.
                              -------------------

                                  BY-LAW NO. 3

                         being a General Banking By-Law


     (a) The Directors may from time to time borrow money from any Bank (herein called the "Bank") upon the credit of the Company on cheques, promissory notes, bills of exchange or otherwise in such amounts and subject to such terms as may be considered advisable; and may assign, transfer, convey, hypothecate, mortgage, charge or pledge to or in favour of the Bank any property of the Company, real or personal, moveable or immoveable, present or future, including book debts, unpaid calls, rights, powers, undertaking, franchises and the Company's own debentures, as security for the fulfillment of any liabilities or obligations, present or future, of the Company to the Bank and may empower the Bank or any person or persons to sell by public or private sale, assign, transfer or convey from time to time any such property; and may sign, make, draw, accept, execute and deliver on behalf of and in the name of the Company all such cheques, promissory notes, bills of exchange, drafts, acceptances, orders for the payment of money, warehouse receipts, bills of lading, agreements to give security, assignments, transfers, conveyances, hypothecs, mortgages, pledges, securities and other agreements, documents, and instruments as may be necessary or useful in connection with the borrowing of money by any other banking business of the Company.

     (b) The Directors may authorize any one or more Directors, officers, employees or agents of the Company to exercise any of the rights, powers and authorities conferred by this By-law upon the Directors.

     (c) The borrowing of money from the Bank from time to time heretofore under the authority of the Directors of the Company and the giving of security therefore are hereby ratified and confirmed.

     (d) This By-law shall continue in force as between the Company and the Bank until a By-law repealing this By-law shall have been validly passed and confirmed and a copy thereof, duly certified under the seal of the Company, shall have been delivered to the Bank and receipt thereof acknowledged by the Bank.

          ENACTED by the Board of Directors this 10th day of May, 1996.

                                    /S/ JERRY ZUCKER
                                    -------------------------------------------
                                    President

                                    /S/ PETER C. BOURGEOIS
                                    -------------------------------------------
                                    Secretary

          CONFIRMED by the Shareholders in accordance with the Companies Act (P.E.I.) this 10th day of May, 1996.

                                    /S/ PETER C. BOURGEOIS
                                    -------------------------------------------
                                    Secretary